UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 26, 2018

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of Principal Executive Offices)
(213) 225-5900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 1.03    Bankruptcy or Receivership.
As previously reported, on May 15, 2016, Breitburn Energy Partners LP (the “Partnership”) and certain of its affiliates (such affiliates, together with the Partnership, the “Debtors”) filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption In re Breitburn Energy Partners LP, et al., Case No. 16-11390.
On October 11, 2017, the Debtors’ Joint Chapter 11 Plan (the “Initial Plan”) and related disclosure statement (the “Disclosure Statement”) were each filed with the Bankruptcy Court, and subsequently amended on November 28, 2017 and December 1, 2017.
On March 13, 2018 the Debtors filed the Debtors’ Third Amended Joint Chapter 11 Plan (With Technical Modifications) (the “Plan”), which superseded the Initial Plan in all respects.
On March 26, 2018, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order. The Confirmation Order (with the Plan annexed thereto as Exhibit A) is attached hereto as Exhibit 2.1, and incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.
The Plan is premised on the division of the Debtors’ assets and existing businesses into two separate entities upon the occurrence of the effective date of the Plan (the “Plan Effective Date”): (1) a newly-formed limited liability company (“LegacyCo”) that will own all of the Debtors’ assets other than certain assets located in the Permian Basin (such assets, the “Permian Assets”); and (2) a newly-formed corporation (“New Permian Corp.”) that will acquire all of the equity of a newly-formed limited liability company that will own the Permian Assets. New Permian Corp. will also own 7.5% of the equity of LegacyCo. Certain principal terms of the Plan are outlined below:

•
Lenders (the “RBL Lenders”) under the Debtor’s prepetition revolving credit facility holding allowed claims in the aggregate amount of $747,316,435.62 (the “RBL Claims”) will receive a pro rata share of (a) cash in an amount equal to the RBL Claims, minus $400 million and (b) participation in an amended and restated term loan facility in the principal amount of $400 million (the “Exit Facility”). Each RBL Lender will also have the right to convert its entire portion of the Exit Facility to an equal amount of a revolving credit facility.

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Holders of the Second Lien Notes with allowed claims solely for purposes of the Plan in the aggregate amount of $793 million, plus accrued unpaid pre- and post-petition default interest on all outstanding obligations, costs, fees, indemnities, and all other obligations payable under the Second Lien Notes, will receive a pro rata share of 92.5% of the equity of LegacyCo, subject to potential dilution.

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Holders of Senior Unsecured Notes that are “eligible offerees” received the right to purchase their pro rata share of an aggregate of 60% of the shares to be issued by New Permian Corp. (the “New Permian Corp. Shares”), subject to certain dilution, pursuant to a $465 million rights offering (the “Rights Offering”) which will be implemented under the Plan. All holders of Senior Unsecured Notes that are “eligible offerees” that did not elect to participate in the Rights Offering will receive no distribution.

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Pursuant to the Backstop Commitment Agreement entered into between the Debtors, the Consenting Second Lien Creditors and certain holders of the Partnership’s Senior Unsecured Notes (the “BCA”), the members of the Ad Hoc Senior Notes Groups have committed to (a) exercise rights (the “Minimum Allocation Rights”) to purchase the remaining 40% of New Permian Corp. Shares for an aggregate amount of $310 million payable in cash, subject to certain dilution, and (b) backstop the Rights Offering.

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Both (a) the members of the Ad Hoc Senior Notes Groups, and (b) all other holders of Senior Unsecured Notes that were “eligible offerees” as of November 27, 2017 that irrevocably elected to participate in the Rights Offering as of December 13, 2017, will receive on the Plan Effective Date their pro rata share (based on the respective backstop commitment amounts of the members of the Ad Hoc Senior Notes Groups and the respective subscription amounts as to the rights exercised by “eligible offerees” as of December 13, 2017) of 10% of the New Permian Corp. Shares, which will dilute the New Permian Corp. Shares issued pursuant to the Rights Offering and pursuant to the Minimum Allocation Rights.

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Holders of Senior Unsecured Notes that are not “eligible offerees” will receive, through a trust, (i) New Permian Corp. Shares having a value equal to 4.5% of their claims and (ii) cash in the amount of 7.44% of their claims. Notwithstanding the foregoing, any such holder that elected to receive cash instead of New Permian Corp. Shares shall receive cash in the amount of 11.94% of its claim; provided that the aggregate amount of the value of the New Permian Corp. Shares and cash distributed to such holders shall not exceed $5,442,265. To the extent that the New Permian Corp. Shares and cash that would otherwise be issued to such holders exceeds $5,442,265, the distribution of such New Permian Corp. Shares and cash each will be reduced ratably to eliminate such excess. As of the date of the Confirmation Order, the aggregate amount of the value of New Permian Corp. Shares and cash to be issued to the holders of Senior Unsecured Notes that are not “eligible offerees” does not exceed $5,442,265, and thus distributions to be made to such holders will not be so ratably reduced.

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Holders of allowed general unsecured claims will receive their pro rata share of $2.57 million. However, holders of allowed general unsecured claims equal to or exceeding $1 million that are able to hold New Permian Corp. Shares through DTC and who elected on their Ballots to receive New Permian Corp. Shares instead of cash, shall receive (i) New Permian Corp. Shares having a value equal to 4.5% of their allowed claims, and (ii) cash in the amount of 7.44% of their allowed claims; provided that the aggregate amount of New Permian Corp. Shares distributed to such holders shall not exceed a value equal to $817,240, and to the extent that the New Permian Corp. Shares that would otherwise be issued to such holders exceeds $817,240, the distribution of such shares will be reduced ratably to eliminate such excess. As of the date of the Confirmation Order, the aggregate amount of the value of New Permian Corp. Shares to be issued to holders of allowed general unsecured claims exceeding $1 million does not exceed $817,240, and thus distributions to be made to such holders will not be so ratably reduced.

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Holders of allowed general unsecured claims held by claimants that will provide goods and services necessary to the operation of LegacyCo or New Permian Corp. or that will benefit their assets, and will continue to do business with LegacyCo or New Permian Corp., will be paid in full in cash.

•
The Partnership’s common and preferred unitholders will receive no distribution or consideration under the Plan on account of their equity interests, and all such units will be canceled on the Plan Effective Date. Nevertheless, the Debtors will incur a substantial amount of cancellation of debt and other income upon implementation of the Plan that will be allocable to the unitholders for income tax purposes. The Debtors have attempted to structure the Plan and the transactions related to its implementation so as to mitigate the impact of such cancellation of debt and other income. However, there is still a significant risk that unitholders could recognize a substantial amount of unsheltered income upon implementation of the Plan depending, in part, on whether certain actions are taken by certain creditors beyond the Debtors’ control on or before the Plan Effective Date, or certain facts exist as to which the Debtors may be unaware with respect to related party ownership of equity of the Partnership by certain creditors on or before the Plan Effective Date.

Accordingly, upon consummation and implementation of the Plan, 92.5% of the equity of LegacyCo (the owner of the Reorganized Debtors’ assets other than the Permian Assets) will be distributed to the holders of the Second Lien Notes, subject to dilution by any management incentive plan adopted by LegacyCo’s board of directors.

In addition, as stated above, the Permian Assets will be owned by New Permian Corp., which will also own 7.5% of the equity of LegacyCo, which LegacyCo equity is subject to dilution by any management incentive plan adopted by LegacyCo’s board of directors. As set forth above, on the Plan Effective Date, all of the Partnership’s common and preferred units will be cancelled and the holders thereof will receive no distribution or consideration with respect to such units.
Information regarding the assets and liabilities of the Partnership and the amount of equity of the Partnership issued and outstanding is contained in the Disclosure Statement.
Item 8.01.    Other Events.
The Partnership intends to file a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to terminate the registration of its common units representing limited partnership interests of the Partnership (the “Common Units”) and to suspend its duty to file reports under the Securities Exchange Act of 1934, as amended. After filing the Form 15, the Partnership does not expect to make further filings of reports with the SEC, such as Form 8-K, Form 10-Q and Form 10-K. Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Partnership’s Voting Agent at https://cases.primeclerk.com/Breitburn/.
The Common Units are currently quoted on the OTC Pink Market operated by the OTC Markets Group. Following the filing of the Form 15, the Common Units may continue to be quoted on the OTC Pink Market for a limited period, contingent upon, among other things, market makers’ demonstrating continued interest. However, there is no assurance that trading in the Common Units will continue on the OTC Pink Market or any other medium.
Cautionary Note Regarding Forward-Looking Statements
The information in this report contains forward-looking statements relating to the Partnership’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “will be,” “forecast” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results; the restructuring process; changes in our business strategy; our future levels of indebtedness and liquidity; prices and demand for natural gas and oil; increases in operating costs; uncertainties inherent in estimating our reserves and production; our ability to replace reserves and efficiently develop our current reserves; political and regulatory developments relating to taxes, derivatives and our oil and gas operations; and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

2.1	Order of the Bankruptcy Court, dated March 26, 2018, confirming the Debtors’ Third Amended Joint Chapter 11 Plan (With Technical Modifications), including the Plan annexed thereto as Exhibit A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Date: March 28, 2018	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer

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